UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to ss. 240.14a-12

Vital Therapies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VITAL THERAPIES REMINDS STOCKHOLDERS TO VOTE FOR

THE PROPOSED BUSINESS COMBINATION WITH IMMUNIC AG

•	Of the Votes Received to Date, More than 98% are Voting in Favor of the Business Combination

•	More Votes are Needed to Reach 50% of the Outstanding Shares Required for the Business Combination to Go Forward

•	Every Vote is Important to Avoid Delay in Completion of the Business Combination

SAN DIEGO – March 27, 2019 – Vital Therapies, Inc. (VTL) would like to thank its stockholders for their support of the proposed business combination with Immunic AG and remind those stockholders that have not yet voted to vote without delay “FOR” the business combination and the other proposals in the Company’s proxy statement/prospectus for the special meeting of its stockholders to be held on April 4, 2019 at 9:00 a.m. Pacific Time.

“The overwhelming majority of Vital Therapies stockholders who have submitted their votes have voted in favor of the transaction. However, more votes are needed to meet the required threshold for the business combination to be completed,” stated Duane Nash, President and Chief Executive Officer of Vital Therapies.

“Vital Therapies has more than 14,000 stockholders and many of them hold relatively small positions. For the business combination to go forward, it is necessary also for stockholders with smaller positions to submit their votes in favor of the proposals. Larger stockholders cannot carry this forward alone,” continued Dr. Nash. “I encourage everyone who owned Vital Therapies shares on February 15, 2019 the record date for this meeting, to exercise their right to vote and help make this business combination with Immunic AG come to fruition, as has been unanimously recommended by independent proxy advisors, ISS and Glass Lewis, and the boards of directors of both companies.”

Vital Therapies stockholders should note that the exchange proposal (Proposal 1), the change in control proposal (Proposal 2), the name change proposal (Proposal 3) and the reverse stock split proposal (Proposal 4) must all be approved for the business combination to be completed. If any of those proposals is not approved, the transaction will not go forward. In addition, Proposals 3 and 4 must be approved by a majority of Vital Therapies’ outstanding common stock as of the record date, so every vote in favor of these proposals is extremely important no matter how many or how few shares you own. Ownership of Vital Therapies shares is widely dispersed, and it is therefore important to have as many of the Vital Therapies stockholders as possible vote regardless of the number of shares owned. Not voting is the same as voting “AGAINST” the transaction.

THE BUSINESS COMBINATION WILL NOT GO FORWARD UNLESS

THE EXCHANGE, CHANGE IN CONTROL, NAME CHANGE AND REVERSE STOCK SPLIT

PROPOSALS ARE ALL APPROVED.

VITAL THERAPIES STOCKHOLDERS – PLEASE VOTE TODAY!

Failure to vote or an abstention from voting will have the same effect as a vote “AGAINST” the business combination and related proposals. All stockholders are asked to vote “FOR” all proposals as soon as possible.

If you are a Vital Therapies stockholder and you have questions or require assistance in submitting your proxy or voting your shares, please contact the Company’s proxy solicitor:

ADVANTAGE PROXY, INC.

Toll Free: 1-877-870-8565

Collect:  1-206-870-8565

Email: ksmith@advantageproxy.com